UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 9, 2008

KIMCO REALTY CORPORATION

 (Exact Name of Registrant as Specified in Charter)

Maryland	1-10899	13-2744380
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation or Organization)	File Number)	Identification No.)

3333 New Hyde Park Road

New Hyde Park, New York 11042-0020

 (Address of Principal Executive Offices)

(516) 869-9000

 (Registrant’s telephone number, including area code)

Not applicable

(Former name of former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[_]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.

Other Events

As previously reported in its Report on Form 10-Q for the quarter ended September 30, 2005, Kimco Realty Corporation (the “Company”) announced that its board of directors approved a two-for-one stock split of its outstanding shares of common stock as of the close of business on August 8, 2005, which was effected in the form of a stock dividend paid on August 23, 2005 (the “Split”).

In accordance with Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), the Registration Statement on Form S-3 (File No. 333-115069) (the “Registration Statement”) shall be deemed to register, in addition to the shares specifically included therein, such additional shares of the Company’s common stock issuable with respect to those shares pursuant to stock splits, stock dividends and similar transactions occurring after the effective date of the Registration Statement.  The Registration Statement originally registered 2,635,046 shares representing the maximum number of shares that the selling shareholder could have received prior to the Split. After giving effect to the Split and the other terms of its agreement with the Company, the selling shareholder under the Registration Statement received an aggregate of  4,766,160 shares of the Company’s common stock. The Registration Statement registers 4,766,160 shares, of which 999,860 shares remain to be sold.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant, Kimco Realty Corporation, has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: December 9, 2008	KIMCO REALTY CORPORATION

	By:	/s/ Michael V. Pappagallo
Michael V. Pappagallo
Chief Financial Officer and Chief Administrative Officer